UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 28, 2013

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QUALSTAR CORPORATION
(Exact Name of Registrant as Specified in its Charter)

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California (State or other Jurisdiction of Incorporation or Organization)	000-30083 (Commission File Number)	95-3927330 (I.R.S. Employer Identification No.)

3990-B Heritage Oak Court
Simi Valley, CA 93063

(Address of principal executive offices) (Zip Code)

(805) 583-7744
(Registrant’s telephone number, including area code)

Copy to:

Keith E. Gottfried, Esq.

Alston & Bird LLP

The Atlantic Building

950 F. Street, N.W.

Washington, DC 20004-1404

(202) 239-3679

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act CFR 240.17R 240.13e-     4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders held on June 28, 2013 (the “2013 Annual Meeting”), the shareholders of Qualstar, Inc., a California Corporation (“Qualstar”), voted on the following matters, which are described in detail in Qualstar’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on June 4, 2013: (i) to elect five members of the Qualstar Board of Directors (the “Qualstar Board”), each to serve a one-year term until the 2014 Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified or until their earlier resignation, death or removal (“Proposal 1”); (ii) to ratify the adoption by the Qualstar Board of the Rights Agreement, dated February 5, 2013, by and between Qualstar and Corporate Stock Transfer, Inc., as Rights Agent (“Proposal 2”); (iii) to approve the amendment and restatement of the Qualstar Corporation 2008 Stock Incentive Plan (“Proposal 3”), and (iv) to approve the appointment of SingerLewak LLP as the independent registered public accounting firm to audit Qualstar’s financial statements for the fiscal year ending June 30, 2013 (“Proposal 4”).

At the 2013 Annual Meeting, the holders of 10,914,044 common shares of Qualstar (or approximately 89% of the issued and outstanding shares) were represented in person or by proxy constituting a quorum.

The Qualstar Board had nominated Allen H. Alley, Chester Baffa, Lawrence D. Firestone, Gerald J. Laber and Daniel C. Molhoek for election as directors. As previously disclosed, BKF Capital Group, Inc., a Delaware corporation controlled by Steven N. Bronson and the holder of 18.7% of the issued and outstanding shares of Qualstar’s common stock (collectively, the “BKF Group”), had nominated Steven N. Bronson, Alan B. Howe, Sean M. Leder, Dale E. Wallis and David J. Wolenski in opposition to the director candidates recommended by the Qualstar Board.

On July 1, 2013, the independent inspector of elections for the 2013 Annual Meeting, IVS Associates, Inc., delivered its certified results, which reported that shareholders had voted to (i) elect the BKF Group’s nominees to the Qualstar Board; (ii) not ratify the adoption by the Qualstar Board of the Rights Agreement, dated February 5, 2013, by and between Qualstar and Corporate Stock Transfer, Inc., as Rights Agent; (iii) approve the amendment and restatement of the Qualstar Corporation 2008 Stock Incentive Plan; and (iv) approve the appointment of SingerLewak LLP as the independent registered public accounting firm to audit Qualstar’s financial statements for the fiscal year ending June 30, 2013.

The results for Proposal 1 were as follows:

Board of Directors Nominees	For	Withhold

Allen H. Alley	3,802,969	6,150
Chester Baffa	3,802,969	6,150
Lawrence D. Firestone	3,802,969	6,150
Gerald J. Laber	3,802,969	6,150
Daniel C. Molhoek	3,802,969	6,150
BKF Group’s Nominees	For	Withhold
Steven N. Bronson	7,089,201	2,000
Alan B. Howe	7,091,201	0
Sean M. Leder	6,226,743	864,458
Dale E. Wallis	7,091,201	0
David J. Wolenski	7,091,201	0

The results for Proposal 2 were as follows:

For	Against	Abstentions
2,754,926	8,095,636	49,757

The results for Proposal 3 were as follows:

For	Against	Abstentions
3,705,797	3,057,094	4,137,429

The results for Proposal 4 were as follows:

For	Against	Abstentions
10,909,460	3,984	600

Brokers did not have discretionary voting authority at the 2013 Annual Meeting on Proposals 1, 2 or 3 and, as a result, there were 13,724 broker non-votes on each of Proposals 1 and 3 and 13,725 broker non-votes on Proposal 2.

Item 8.01 Other Events.

On July 1, 2013, Qualstar issued a press release announcing the preliminary results of its 2013 Annual Meeting, a copy of which is furnished as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit No.	Description
99.1	Press release issued by Qualstar Corporation on July 1, 2013 announcing the preliminary results of its 2013 Annual Meeting held on June 28, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALSTAR CORPORATION

Dated: July 1, 2013	By:	/s/ Lawrence D. Firestone
Name: Lawrence D. Firestone
Title: President and Chief Executive Officer

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